                           FEDERAL REPUBLIC OF NIGERIA
                            OIL MINING LEASE NO. 109

                         THE MINING LEASE is granted to


     ATLAS PETROLEUM INTERNATIONAL LIMITED
     -----------------------------------------------------------------------
                                (Name of Company)

    1B, IBIYINKA OLORUNIMBE CLOSE, VICTORIA ISLAND, LAGOS
     -----------------------------------------------------------------------
                              (Address of Company)

for a term of TWENTY years commencing on the 27TH day of MAY 1996 to search for,

win, work, carry away and dispose of all petroleum in under or thoughts the lands described in the Schedule hereto and delineated in red in the plan attached.

2. The lease is granted subject to the Petroleum Act 1969 and the regulations thereunder now in force or which may come into force during the continuance of this lease (and also subject to the special terms and conditions in the Annex attached hereto).

In witness hereof the Minister of Petroleum Resources has hereunto set his hand and seal this 3RD day of OCTOBER 1996




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Witnessed by
            ---------------------------------------------

Signature and Name
                  ---------------------------------------

Occupation and Address LEGAL ADVISER MINS OF PET RES. LAGOS

And the Attorney of the company has on their behalf hereunto set his hand and seal this 18TH day of October, 1996.


                                    Attorney


Witnessed by
            ---------------------------------------------

Signature and Name
                  ---------------------------------------

Occupation and Address
                      -----------------------------------


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                                     OML 109

All that parcel of land contained in the Submarine Area in the Continental Shelf and Territorial Waters of the Federal Republic of Nigeria, edged red on plan (prepared by J.O.Olugbemi, Surveyor, attached to this schedule for OML 109 and containing an approximate area of 773.188 square kilometers, the vertices and boundaries of which are described as follows:

VERTICES

Vertex 75-1 (the Datum Point ) is the intersection of Latitude 05' 40 North and Longitude 04' 57' East and it coincides with vertex 95-5 of OML 95.

Vertex 75-2 is the intersection of Latitude 05' 39' North and Longitude 04' 57' East and it coincides with vertex 95-4 of OML 95.

Vertex 75-3 is the intersection of Latitude 05' 39' North and Longitude 05' 00' East and it coincides with vertex 95-3 OML 95.

Vertex 75-4 is the intersection of Latitude 05' 33' North and Longitude 05' 00' East and it coincides with vertex 90-27 of OML 90.

Vertex 75-5 is the intersection of Latitude 05' 33' North and Longitude 04' 57' East and it coincides with vertex 90-26 of OML 90.

Vertex 75-6 is the intersection of Latitude 05' 29' North and Longitude 04' 57' East and it coincides with vertex 90-25 of OML 90.

Vertex 75-7 is the intersection of Latitude 05' 29' North and Longitude 04' 58' East and it coincides with vertex 90-24 of OML 90.

Vertex 75-8 is the intersection of Latitude 05' 26' North and Longitude 04' 58' East and it coincides with vertex 90-23 of OML 90.

Vertex 75-9 is the intersection of Latitude 05' 26' North and Longitude 05' 00' East and it coincides with vertex 90-22 of OML 90.


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Vertex 75-10 is the intersection of Latitude 05' 25' North and Longitude 05' 00'
East and it coincides with vertex 90-21 of OML 90.

Vertex 75-11 is the intersection of Latitude 05' 25' North and Longitude 05' 03' East and it coincides with vertex 90-20 of OML 90.

Vertex 75-12 is the intersection of Latitude 05' 23' North and Longitude 05' 03' East and it coincides with vertex 90-19 of OML 90.

Vertex 75-13 is the intersection of Latitude 05' 23' North and Longitude 05' 04' East and it coincides with vertex 90-18 of OML 90.

Vertex 75-14 is the intersection of Latitude 05' 22' North and Longitude 05' 04' East and it coincides with vertex 90-17 of OML 90.

Vertex 75-15 is the intersection of Latitude 05' 22' North and Longitude 05' 07' East and it coincides with vertex 90-16 of OML 90.

Vertex 75-16 is the intersection of Latitude 05' 21' North and Longitude 05' 07' East and it coincides with vertex 90-15 of OML 90.

Vertex 75-17 is the intersection of Latitude 05' 21' North and Longitude 05' 10' East and it coincides with vertex 90-14 of OML 90.

Vertex 75-18 is the intersection of Latitude 05' 18' North and Longitude 05' 10' East and it coincides with vertex 90-13 of OML 90.

Vertex 75-19 is the intersection of Latitude 05' 18' North and Longitude 05' 11' East and it coincides with vertex 90-12 of OML 90.

Vertex 75-20 is the intersection of Latitude 05' 16' North and Longitude 05' 11' East and it coincides with vertex 90-11 of OML 90.

Vertex 75-21 is the intersection of Latitude 05' 16' North and Longitude 05' 12' East and it coincides with vertex 90-10 of OML 90.




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Vertex 75-22 is the intersection of Latitude 05' 15' North and Longitude 05' 12'
East and it coincides with vertex 90-9 of OML 90.

Vertex 75-23 is the intersection of Latitude 05' 15' North and Longitude 05' 05' East and it coincides with vertex 227-54 of OML 227.

Vertex 75-24 is the intersection of Latitude 05' 11' North and Longitude 05' 05' East and it coincides with vertex 89-19 of OML 89.

Vertex 75-25 is the intersection of Latitude 05' 11' North and Longitude 05' 03' East and it coincides with vertex 29-10 of OML 89.

Vertex 75-26 is the intersection of Latitude 05' 12' North and Longitude 05' 03' East and it coincides with vertex 89-1 of OML 89.

Vertex 75-27 is the intersection of Latitude 05' 12' North and Longitude 05' 02' East and it coincides with vertex 89-8 of OML 89.

Vertex 75-28 is the intersection of Latitude 05' 15' North and Longitude 05' 02' East and it coincides with vertex 89-7 of OML 89.

Vertex 75-29 is the intersection of Latitude 05' 15' North and Longitude 05' 01' East and it coincides with vertex 89-6 of OML 89.

Vertex 75-30 is the intersection of Latitude 05' 16' North and Longitude 05' 01' East and it coincides with vertex 89-5 of OML 89.

Vertex 75-31 is the intersection of Latitude 05' 16' North and Longitude 04' 59' East and it coincides with vertex 89-4 of OML 89.

Vertex 75-32 is the intersection of Latitude 05' 20' North and Longitude 04' 59' East and it coincides with vertex 89-3 of OML 89.

Vertex 75-33 is the intersection of Latitude 05' 20' North and Longitude 04' 57' East and it coincides with vertex 89-2 of OML 89.


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Vertex 75-34 is the intersection of Latitude 05' 20' North and Longitude 04' 57'
East and it coincides with vertex 89-1 of OML 89.

Vertex 75-35 is the intersection of Latitude 05' 25' North and Longitude 04' 54' East and it coincides with vertex 89-24 of OML 89.

Vertex 75-36 is the intersection of Latitude 05' 23' North and Longitude 04' 54' East and it coincides with vertex 89-23 of OML 89.

Vertex 75-37 is the intersection of Latitude 05' 23' North and Longitude 04' 53' East and it coincides with vertex 89-22 of OML 89.

Vertex 75-38 is the intersection of Latitude 05' 22' North and Longitude 04' 53' East and it coincides with vertex 89-21 of OML 89.

Vertex 75-39 is the intersection of Latitude 05' 22' North and Longitude 04' 50' East and it coincides with vertex 74-36 of OML 74.

Vertex 75-40 is the intersection of Latitude 05' 25' North and Longitude 04' 50' East and it coincides with vertex 91-5 of OML 91.

Vertex 74-41 is the intersection of Latitude 05' 25' North and Longitude 04' 52' East and it coincides with vertex 91-4 of OML 91.

Vertex 75-42 is the intersection of Latitude 05' 30' North and Longitude 04' 52' East and it coincides with vertex 91-3 of OML 91.

Vertex 75-43 is the intersection of Latitude 05' 30' North and Longitude 04' 53' East and it coincides with vertex 91-2 of OML 91.

Vertex 75-44 is the intersection of Latitude 05' 33' North and Longitude 05' 53' East and it coincides with vertex 91-1 of OML 91.

Vertex 75-45 is the intersection of Latitude 05' 33' North and Longitude 04' 50' East and it coincides with vertex 74-32 of OML 74.


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Vertex 75-46 is the intersection of Latitude 05' 35' North and Longitude 04' 50'
East and it coincides with vertex 74-31 of OML 74.

Vertex 75-47 is the intersection of Latitude 05' 35' North and Longitude 04' 51' East and it coincides with vertex 93-2 of OML 93.

Vertex 75-48 is the intersection of Latitude 05' 37' North and Longitude 04' 51' East and it coincides with vertex 93-1 and 94-1 of OML 93 and OML 94 respectively.

Vertex 75-49 is the intersection of Latitude 05' 39' North and Longitude 04' 51' East and it coincides with vertex 94-6 of OML 94.

Vertex 75-50 is the intersection of Latitude 05' 39' North and Longitude 04' 50' East and it coincides with vertex 94-5 of OML 94.

Vertex 75-51 is the intersection of Latitude 05' 40' North and Longitude 04' 50' East and it coincides with vertex 94-4 of OML 94.


BOUNDARY DESCRIPTIONS

From the Datum Point 75-1 whose grid (U.T.N. Zone 31) coordinates are 715977.930 metres East and 626662.930 metres East and 626662.936 metres North, the boundaries run in a straight lines, the bearings and distances of which are as follows:


FROM                                                   TO

VERTEX          BEARINGS          DISTANCES          VERTEX
75-1            179   48           1843.25            75-2

75-2             89   48           5540.28            75-3

75-3            179   48          11059.79            75-4

75-4            269   49           5541.25            75-5

75-5            179   49           7372.96            75-6

75-6             89   49           1847.26            75-7

75-7            179   49           5529.27            75-8

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FROM                                                   TO

VERTEX          BEARINGS          DISTANCES          VERTEX

75-8             89   49           3694.91            75-9

75-9            179   49           1843.27            75-10

75-10            89   49           5542.63            75-11

75-11           179   49           3686.69            75-12

75-12            89   48           1847.68            75-13

75-13           179   48           1843.33            75-14

75-14            89   48           5543.32            75-15

75-15           179   48           1843.37            75-16

75-16            89   48           5543.63            75-17

75-17           179   48           5530.40            75-18

75-18            89   48           1848.06            75-19

75-19           179   48           3687.01            75-20

75-20            89   48           1848.19            75-21

75-21           179   48           1843.55            75-22

75-22           269   48          12937.21            75-23

75-23           179   49           5529.27            75-24

75-24           269   49           3696.27            75-25

75-25           359   49           1843.42            75-26

75-26           269   49           1868.23            75-27

75-27            00   01           5531.61            75-28

75-28           179   49           5529.27            75-29

75-29           359   49           1843.29            75-30

75-30           269   31           3695.94            75-31

75-31           359   49           7386.05            75-32

75-32           269   49           3695.46            75-33

75-33           359   49           9216.27            75-34

75-34           269   49           5542.27            75-35

75-35           179   49           3686.35            75-36

75-36           269   49           1847.49            75-37

75-37           179   49           1843.14            75-38

75-38           269   31           5542.65            75-39

75-39           359   50           5559.83            75-40

75-40            89   50           3694.11            75-41


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

VERTEX              EASTINGS                 NORTHINGS
75-14              729020.165                593527.299

75-15              734563.452                593546.217

75-16              734569.822                591702.855

75-17              740113.419                591722.130

75-18              740132.841                586191.766

75-19              741980.887                586198.251

75-20              741993.837                582511.263

75-21              743842.019                582517.781

75-22              743841.490                580674.258

75-23              730911.353                580630.011

75-24              730935.715                573256.508

75-25              727239.167                573244.508

75-26              727233.207                575087.815

75-27              725364.736                575082.007

75-28              125361.136                580613.612

75-29              723519.097                580605.798

75-30              725367.736                580673.612

75-31              725367.736                580673.612

75-32              725367.736                580673.612

75-33              716098.216                589798.434

75-34              716068.834                599014.516

75-35              710526.575                598996.941

75-36              710538.071                595310.610

75-37              708690.594                595.04.880

75-38              708696.218                593461.744

75-39              703153.833                593414.414

75-40              703137.133                598974.220

75-41              706831.826                598985.459

75-42              706803.256                608201.131

75-43              708650.379                608206.926

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75-44              708632.875                613733.393

75-45              703092.029                613719.005

75-46              703080.590                617405.222

75-47              704927.411                617410.995

75-48              704915.795                621097.271

75-49              704904.090                624783.517

75-50              703057.515                624777.657

75-51              703051.688                626620.781


Signed,





J.O. OLUGBEMI

SURVEYOR.


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